Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Selected Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” and to the use of our reports (a) dated February 24, 2009, with respect to the consolidated financial statements and financial highlights of Triangle Capital Corporation as of and for the years ended December 31, 2008 and 2007, the combined financial statements of Triangle Capital Corporation as of and for the year ended December 31, 2006, and the combined financial highlights of Triangle Capital Corporation as of and for the three years ended December 31, 2006, and (b) dated April 13, 2009, with respect to the senior securities table of Triangle Capital Corporation as of December 31, 2008, in the Registration Statement (Form N-2) No. 333-151930 and related Prospectus of Triangle Capital Corporation dated April 13, 2009.
/s/ Ernst & Young LLP
Raleigh, North Carolina
April 13, 2009